Exhibit 10.12(c)
THIRD AMENDMENT TO DOCKAGE AGREEMENT
     THIS THIRD AMENDMENT TO DOCKAGE AGREEMENT (hereinafter “Third Amendment”) is made and entered into on this the 22nd day of December, 1997, by and between THE GREENVILLE YACHT CLUB, a Mississippi corporation (hereinafter “Yacht Club”); and ALPHA GULF COAST, INC., a Delaware corporation, d/b/a Bayou Caddy’s jubilee Casino (hereinafter “Alpha Gulf Coast”).
WITNESSETH:
     WHEREAS, on or about December 29, 1992, the Yacht Club and Cotton Club of Greenville, Inc., d/b/a Cotton Club Casino (hereinafter “Cotton Club”) entered into that certain Dockage Agreement (hereinafter “Original Agreement”); and
     WHEREAS, on or about April 2, 1993, the Yacht Club and Cotton Club amended the Original Agreement to modify its terms governing payment of the initial dockage fee (for the year 1993); and
     WHEREAS, on or about July 27, 1995, the Yacht Club and Cotton Club amended the Original Agreement further to provide for monthly payment of dockage fees, payment of certain sales taxes, release of certain claims, and payment of penalties for late payments (hereinafter ‘Second Amendment”) [the Original Agreement, the amendment dated 4-2-93 and the Second Amendment are hereinafter referred to collectively as the “Amended Dockage Agreement”]; and
     WHEREAS, by Assignment of Agreements dated December 11, 1997, Jubilation Lakeshore, Inc. (formerly “Cotton Club of Greenville, Inc.”) assigned its rights in the Amended Dockage Agreement to Alpha Gulf Coast; and
     WHEREAS, Alpha Gulf Coast failed to give the Yacht Club timely notice, pursuant to Section 6 of the Original Agreement, of its exercise of its option to renew for an additional term of five years and has requested the Yacht Club to waive such notice; and

     WHEREAS, the Yacht Club has agreed to waive that notice, in consideration for Alpha Gulf Coast’s cash payment of Fifty Thousand Dollars ($50,000.00) and the further amendment of the Amended Dockage Agreement, all as set forth herein.
     NOW, THEREFORE, in consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained herein and in the Amended Dockage Agreement, the sufficiency of which is hereby acknowledged, the Amended Dockage Agreement is further modified, altered and changed in the following respects only, and the parties agree as follows:
     1. Alpha Gulf Coast hereby notifies Yacht Club, and the Yacht Club acknowledges receipt of such notice and waives any further notice requirements under Section 6 of the Original Agreement, of its exercise of the first five (5) year option, which term shall begin at 12:01 a.m. (Central Standard Time) on December 29, 1997, and shall expire sixty (60) months thereafter, at midnight on December 28, 2002, subject to Alpha Gulf Coast’s right to exercise the second five (5) year option.
     2. Simultaneously with the execution of this Third Amendment and in consideration of the waiver of notice as set forth in paragraph 1 above, Alpha Gulf coast has paid the Yacht Club the cash sum of $50,000.00, the receipt and sufficiency of which the Yacht Club hereby acknowledges.
     3. The provision in Section 3(b) of the Original Agreement, granting to Alpha Gulf Coast the right to terminate that Agreement and to then pay only one year’s dockage fee, is hereby deleted and Alpha Gulf Coast shall have no right to terminate its obligations under the Amended Dockage Agreement without cause.
     4. That portion of paragraph 5 of the Second Amendment providing for the assessment of late penalties, following notice, is hereby deleted and in lieu thereof it is agreed that a late penalty of $200.00 per day shall be assessed for every day the payments are not paid when due, which penalty shall not be conditioned upon the giving or receipt of any notice.
     5. The last sentence of the first paragraph of Section 13 of the Original Agreement is deleted, all of paragraph 6 of the Second Amendment is deleted, and the following is inserted in lieu thereof:
Alpha Gulf Coast agrees that on or before the end of the term of the Original Agreement and any renewals or extensions thereof, it shall provide the Yacht Club with ingress and egress, and with moorage, comparable to that utilized by the Yacht Club prior to dockage of Cotton Club’s vessel.
     6. The amendments and agreements stated herein take effect immediately.
     7. Alpha Gulf Coast and the Yacht Club agree that, except as specifically modified herein, the Amended Dockage Agreement remains in full force and effect.
     8. This Third Amendment may be executed in multiple originals. Likewise, this Third Amendment may be executed in multiple counterparts which, when taken together, shall constitute a single agreement.
     IN WITNESS WHEREOF the parties have executed this Third Amendment to Dockage Agreement as of the day and year first above written.

ALPHA GULF COAST, INC.

By:	/s/ Thomas W. Aro Thomas W. Aro, President

THE GREENVILLE YACHT CLUB

By:	/s/ Marcus E. Hooker Marcus E. Hooker, Commodore

ATTEST:

/s/ [ILLEGIBLE] Secretary

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